Quality Online Education Group

AGREEMENT FOR FINANCE AND ACCOUNTING OUTSOURCING SERVICE
("Agreement")

AGREEMENT: **Dated this on Jan 24th, 2023** **Contract No: 2023012401**

BETWEEN: **Quality Online Education Group Inc.**

Unit 1, 60 Riviera Drive,

Markham, Ontario, Canada

L3R 5M1

(hereinafter "QOEG")

AND: **DENSYN Consulting Inc. (committed by Zen Mao)**

4 Tremont Cres, Toronto, ON, M3B 2S1

(hereinafter "DENSYN")

Type of Service:
Zen Mao, the director of DENSYN shall be engaged as Chief Financial Officer of QOEG to provide services to QOEG (hereinafter "Services"). Please see Schedule A for descriptions of Services.

Agreement Term:
This agreement commencing on Jan 24th, 2023 (the "Start Date") for an indefinite period, subject to termination in accordance with this agreement.

Type of Relationship:
The parties agree that they have entered into an independent agreement to provide the Services as mentioned in Schedule A, and that DENSYN is not an employee, agent or servant of QOEG.

For the purposes of clarity, DENSYN will be solely responsible for any amounts which are found to be owing for taxes, contributions or withholdings under any provincial or federal legislation, and DENSYN agrees to hold QOEG harmless for any and all such payments and any fines arising from non- payment or failure to withhold.

Equipment, Office Space and Supplies:

DENSYN will supply their own equipment to provide the services and as required by QOEG.

Limitation of the Contractor:

DENSYN shall have no authority to enter into, incur, make, change, enlarge or modify any contract, liability or agreement, obligation, representations, guarantee, warranty or commitment on behalf of QOEG unless expressly requested to do so in writing by duly authorized representatives of QOEG.

This service must be provided by only Mr. Zen Mao and the responsibility in Schedule A for CFO is not transferable to another party.

Termination:

Either party may terminate this Agreement by providing at least one month's notice.

Invoicing & Reporting:

The QOEG agrees to pay the DENSYN an annual base service fee of CDN $30,000, payable monthly in arrears by direct deposit and CAD$120,000 worth of company restricted common shares annually using USD$0.02 per share for calculation in 2022. The share cost for calculation will be adjusted annually afterward. The shares will be distributed on the last day of every January and July. The exchange rate will be based on the market rate on the date of share issuance. All shares' regulations will be followed by the SEC guidelines.

DENSYN will record their HST number on each of the invoices submitted to QOEG, Q O E G agrees to pay the invoices within 10 business days by Direct Deposit.

DENSYN will receive no other fees or remuneration, or any other benefits from QOEG, except as provided herein. All expenses incurred by DENSYN in the performance of the Services under this Agreement are the sole responsibility of DENSYN unless prior written approval has been given by QOEG

Documents:

All material, documents, data and specifications relating to the Services shall be the property of QOEG and will be surrendered to QOEG upon the completion or termination of this Agreement. No documents or materials, whether in hard copy or electronic form, or magnetic media, or manuals, or the like, may be removed from QOEG's location without the authorization of QOEG, nor shall any copies in any form whatsoever be made by DENSYN without the express written permission of QOEG.
All documents, programs, technology, procedures and reports produced or developed by DENSYN on behalf of QOEG during the term or any renewed term of this Agreement are the sole property of QOEG.

Confidentiality:

The terms of this Agreement shall be kept confidential and not disclosed to anyone save professional legal and financial advisors. Any breach of this obligation will, amongst other things, relieve QOEG of any obligation to pay for any Services rendered under this Agreement which remain unpaid.
DENSYN shall keep in strict confidence all information learned during the course of providing Services under this Agreement. "Confidential Information" shall include all course contents including teaching materials, lesson plans, student handbooks, student exercises, learning videos, sales and marketing plans, IT system architecture and design, as well as all personal confidential information, proprietary information, financial information, fee information, profit information, client or student information, client or student lists, strategies, plans or proposals, business development plans, all work product, ideas, know-how, or other confidential matters relating to QOEG, its activities, processes and operations or any proposed activities, processes or operations of QOEG, whether developed by QOEG or by DENSYN during the term of this Agreement.

All Confidential Information acquired by DENSYN during the term of this Agreement shall be treated by DENSYN as secret and confidential and shall not be disclosed by DENSYN to anyone without the express written approval of QOEG.

DENSYN agrees that while engaged by QOEG, and at all times thereafter, DENSYN shall at all times preserve all Confidential Information and refrain from directly or indirectly utilizing, disclosing, divulging or disseminating to any person or to any persons from any association, syndicate, company, corporation or entity any Confidential Information except as may be required by law.

DENSYN SHALL HOLD HARMLESS, INDEMNIFY AND RECOMPENSE QOEG IN THE EVENT THERE SHOULD BE ANY BREACH OF THE FOREGOING BY THE CONTRACTOR THAT CAUSES DAMAGE OR INJURY TO QOEG AND/OR QOEG'S CLIENTS, STUDENTS, CUSTOMERS, SUPPLIERS, ETC.

Upon the termination of this Agreement, DENSYN will promptly deliver to QOEG all Confidential Information in DENSYN's possession or under their control, and not keep any copies.

Intellectual Property:

DENSYN hereby assigns to QOEG ownership of all right to any and all work product produced in the course of performing the Services, including ownership of all copyrights, trademarks, patents (and any goodwill associated therewith), trade secrets and other intellectual property (or other proprietary) rights throughout the world contained therein ("Work Product"). DENSYN agrees not to challenge the validity of QOEG's ownership in the Work Product.

Non-Solicitation:

DENSYN agrees, during the currency of this Agreement and for a period of six months after the termination of this Agreement, not to solicit any of QOEG's clients or students, or prospective clients or students, with DENSYN whom DENSYN has or had contact for the purpose of directing business to any persons, persons or associations, etc, other than QOEG.

Conflict of Interest:

This Agreement does not restrict DENSYN from providing similar services to other entities; however, during the term or any renewed term of this Agreement, DENSYN shall not engage in the provision of any services, consultations, agency or employment for any person, partnership or corporate entity other than QOEG which could result in a conflict of interest or an inability of DENSYN to adequately provide the Services required under this Agreement, without the written

authorization and permission of QOEG, which shall not be unreasonably withheld. It is the responsibility of DENSYN to ensure that Services may be without a conflict of interest in respect of work for other clients.

Notices:

Any notice to be given by QOEG to DENSYN pursuant to this Agreement must be in writing and shall be delivered as follows:

- to DENSYN's address, as shown in this Agreement or the last known address in QOEG's records, and shall be considered to have been given on the date of delivery;
- to DENSYN by prepaid registered mail, at the address as shown in this Agreement or the last known address, and shall be considered to have been given after the expiry of four days.

Assignment:

This Agreement may not be assigned by either party without the written consent of the other party.

Entire Agreement:

It is agreed and understood by both parties that this agreement and any schedule attached thereto constitutes the entire agreement between parties. This supersedes all prior agreements, whether written or oral.

Governing Law:

This Agreement shall be governed by and construed according to the laws of the province of Ontario and the laws of Canada applicable in that Province. QOEG and DENSYN agree that Ontario courts have exclusive jurisdiction over any dispute relating in any way to this Agreement and DENSYN's provision of the Services to QOEG.

Execution of Agreement:

This Letter Agreement may be executed and delivered by the parties in one or more counterparts, each of which when so executed and delivered will be an original, and those counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this agreement.

Quality Online Education Group Inc.

Per: ______________________ Date: Jan 24th, 2023

Name: Annie Cao

DENSYN Consulting Inc. Company

______________________ Date: Jun 24-2023

Name: Zen Mao

Schedule A

DESCRIPTION OF SERVICES ("Services")

DENSYN shall be engaged to provide services, as described below, to QOEG on an "as required" basis.

On a schedule to be agreed upon between the parties, DENSYN shall provide the following Services:

CFO 职位说明书

基本情况	职位名称	CFO	职位编号	ZP-005
	所属部门	财务中心	直接上级	董事长
	直接下属	财务总监	职位编制	1 人
职位设置目的		根据公司的发展需要及战略规划，提出符合公司实际发展且清晰的财务战略。		

主要工作职责和内容	工作衡量标准
1. 协助制定公司整体规划与管理工作	战略与规划的实施； 各项流程管理的组织与实施
（1）协助决策层制定公司管理战略，负责其功能领域内短期和长期的公司决策和战略，（2）健全公司各项财务管理制度和内控管理制度，建设符合上市公司合规要求的内控体系。	
2.融资、资本管理	保障公司资金运作的流畅，有充足资金完成工作战略规划
（1）负责公司的资本运作，参与审核战略研究和产业规划报告，审核资本市场分析报告； （2）负责公司发行上市等股权融资及资本运作工作； （3）提供公司上市运作过程中股权改制、股权分配、资产重组、业务重组、架构搭建、内控制度建设方案等，推动公司上市进程； （4）公司融资渠道，与各类投融资机构保持良好的沟通合作关系，建立多元化的投融资渠道，为企业发展提供融资支持。	
3. 财务、税务管理	保障公司财务、税务工作顺利进行

（1）负责领导公司的财务管理、成本管理、预算管理、会计核算、会计监督等方面工作，加强公司经济管理，提高经济效益； （2）制订公司的财务管理、会计核算和会计监督、预算管理的规章制度和工作程序，经批准后组织实施并监督检查落实情况； （3）执行国家有关财经法律、法规、方针、政策和制度，保障公司合法经营； （4）负责税务筹划工作，合理纳税，无税收风险。	
4. 其他事项	与各部门沟通顺畅 保守公司机密 维护品牌形象 保护品牌利益 及时服从工作安排
（1）部门或跨部门沟通顺畅； （2）对公司决定、制度、薪酬绩效及各类文件、数据严格保密； （3）维护品牌形象，公司利益； （4）服从上级领导的岗位及工作安排。	

工作权限	**业务类**	1. 对财务中心年度计划有建议权
		2. 对各中心日常运营与管理工作有建议权
		3. 对直接下属部门的日管理工作具有决策权
		4. 对公司各项制度、流程具有建议权及审批权
	财务类	1. 对日常运营成本有建议权及审核权
		2. 对日常运营支出有建议权及审核权
	人事类	1. 对所管辖范围内人员具有审批权、任免权
		2. 对管辖范围内下属具有招聘权、面试权、考核权、奖惩、职位调配、晋升、辞退决定权

工作关系	**内部工作关系**	**汇报**	向董事长汇报业务发展情况
		执行	根据董事长的工作安排执行